Exhibit 99.1
Twilio Announces Third Quarter 2022 Results

•Third Quarter Revenue of $983.0 million, up 33% Year-Over-Year
•Third Quarter Revenue Dollar-Based Net Expansion Rate of 122%
SAN FRANCISCO--(BUSINESS WIRE)--November 3, 2022--Twilio (NYSE: TWLO) (LTSE: TWLO), the customer engagement platform that drives real-time, personalized experiences for today’s leading brands, today reported financial results for its third quarter ended September 30, 2022.
“We delivered solid third quarter results, with revenue of $983 million and 33% year-over-year growth, as Twilio's Customer Engagement Platform continues to drive success for our customers,” said Jeff Lawson, Twilio’s co-founder and CEO. “Like many companies, we are facing some short-term headwinds, but the long-term opportunity remains strong as companies continue building their customer engagement strategies, become more efficient, and aim to build better and more personalized relationships with their customers.”
Third Quarter 2022 Financial Highlights
•Revenue of $983.0 million for the third quarter of 2022, up 33% year-over-year, including $34.8 million from Zipwhip. Organic revenue1 grew 32% year-over-year.

•GAAP loss from operations of $457.0 million for the third quarter of 2022, compared with GAAP loss from operations of $232.3 million for the third quarter of 2021.

•Non-GAAP loss from operations of $35.1 million for the third quarter of 2022 compared with non-GAAP income from operations of $8.2 million for the third quarter of 2021.

•GAAP net loss per share attributable to common stockholders, basic and diluted, of $2.63 based on 183.7 million weighted average shares outstanding in the third quarter of 2022, compared with GAAP net loss per share attributable to common stockholders, basic and diluted, of $1.26 based on 177.2 million weighted average shares outstanding in the third quarter of 2021.

•Non-GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.27 based on 183.7 million non-GAAP weighted average shares outstanding in the third quarter of 2022, compared with non-GAAP net income per share attributable to common stockholders, diluted, of $0.01 based on 185.0 million non-GAAP weighted average shares outstanding in the third quarter of 2021.

Key Metrics
•More than 280,000 Active Customer Accounts as of September 30, 2022, compared to more than 250,000 Active Customer Accounts as of September 30, 2021.

•Dollar-Based Net Expansion Rate was 122% for the third quarter of 2022, compared to 131% for the third quarter of 2021. Results from acquisitions closed after July 1, 2021, including Zipwhip, do not impact the calculation of this metric in either period.

•8,992 employees as of September 30, 2022, which includes 816 employees who were impacted by the restructuring activity and will be leaving Twilio in the fourth quarter.

Outlook
Twilio is initiating guidance for the fourth quarter ending December 31, 2022.

Q4 FY22 Guidance
Revenue (millions)	$995 - $1,005
Y/Y Growth	18% - 19%
Organic Y/Y Growth (1)	18% - 19%
Non-GAAP loss from operations (millions)	($15) - ($5)
Non-GAAP loss per share	($0.11) - ($0.06)
Non-GAAP basic shares outstanding (millions)	185
(1) Organic revenue growth guidance excludes all revenue from acquisitions that closed after October 1, 2021.

Conference Call Information
Twilio posted prepared remarks on its investor relations website at https://investors.twilio.com. Twilio is also hosting a virtual Investor Day today, November 3, 2022, and will host a Q&A discussion at the end of the event to discuss its third quarter 2022 financial results and Investor Day. The Investor Day will begin at 1:30 p.m. (PT) / 4:30 p.m. (ET), and investors and analysts should register for the event in advance by visiting https://event.on24.com/wcc/r/3975142/B5AA47957B4F82C717147195BA249CB8. A live webcast of the Investor Day, as well as a replay, will be available on the investor relations website.
Twilio uses its investor relations website, its Twitter feed (@twilio), and the Twitter feed of Twilio's Chief Executive Officer, Jeff Lawson (@jeffiel), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Twilio Inc.
Today's leading companies trust Twilio's Customer Engagement Platform (CEP) to build direct, personalized relationships with their customers everywhere in the world. Twilio enables companies to use communications and data to add intelligence and security to every step of the customer journey, from sales to marketing to growth, customer service and many more engagement use cases in a flexible, programmatic way. Across 180 countries, millions of developers and hundreds of thousands of businesses use Twilio to create magical experiences for their customers. For more information about Twilio (NYSE: TWLO) (LTSE: TWLO) visit www.twilio.com.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release and the accompanying conference call include, but are not limited to, statements about: Twilio’s outlook for the quarter ending December 31, 2022, Twilio's annual revenue run rate based on third quarter results; Twilio's goals regarding delivering non-GAAP operating profitability beginning in 2023 and meeting annual growth rates and long-term non-GAAP gross margin targets; Twilio’s expectations regarding its products and solutions, including demand for its products and solutions based on macroeconomic trends; and Twilio's expectations regarding prospects for long-term growth in the customer engagement platform market and the potential benefits of efforts to increase personalization of relationship with customers. You should not rely upon forward-looking statements as predictions of future events.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: adverse changes in general economic or market conditions, including labor shortages, supply chain disruptions, a downturn, recession and inflation; changes in the market for communications; the impact of COVID-19 on Twilio and its customers and partners; Twilio’s ability to adapt its products to meet evolving market and customer demands and rapid technological change; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business; Twilio’s ability to generate sufficient revenues to achieve or sustain profitability; general economic conditions, including a downturn or recession and rising inflation, that may adversely affect a prospective customer's ability or willingness to adopt our products, delay a prospective customer's adoption decision, reduce the revenue that we generate from the use of our products or affect customer retention; retention of customer data platforms like Twilio by organizations in times of macroeconomic uncertainty; Twilio’s ability to effectively manage its growth and increase gross margins; Twilio’s ability to compete effectively in an intensely competitive market; Twilio's ability to attract and retain qualified employees; the technical reliability of Twilio’s products and platform; Twilio's ability to successfully integrate its acquisitions and risks that the anticipated benefits of such acquisitions and partnerships and investments may not be fully realized or may take longer to realize than expected; Twilio's ability to close the transactions associated with such partnerships and investments; the impact of recent and future privacy changes on certain third party platforms on Twilio and its customers; and Twilio's ability to manage changes in network service provider fees that it pays in connection with the delivery of communications on its platform and the impact of those fees on gross margin.
The forward-looking statements contained in this press release and the accompanying conference call are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent reports on Form 10-Q, and any amendments to any of the foregoing. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release and the accompanying conference call.
Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release or the accompanying conference call to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
Use of Non-GAAP Financial Measures
To provide investors and others with additional information regarding Twilio’s results, the following non-GAAP financial measures are disclosed:
Non‑GAAP Gross Profit and Non‑GAAP Gross Margin. For the periods presented, Twilio defines non‑GAAP gross profit and non‑GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non‑GAAP Operating Expenses. For the periods presented, Twilio defines non‑GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non‑GAAP Income (Loss) from Operations and Non‑GAAP Operating Margin. For the periods presented, Twilio defines non‑GAAP income (loss) from operations and non‑GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non-GAAP Tax Rate. Twilio utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items that can vary in size and frequency. The non-GAAP tax rate could be subject to change for a variety of reasons, including changes in tax laws and regulations, significant changes in Twilio’s geographic earnings mix, or other changes to Twilio’s strategy or business operations. Twilio re-evaluates its long-term non-GAAP tax rate as appropriate.
Non‑GAAP Net Income (Loss) Attributable to Common Stockholders and Non‑GAAP Net Income (Loss) Per Share Attributable to Common Stockholders, Basic and Diluted. For the periods presented, Twilio defines non-GAAP net income (loss) attributable to common stockholders and non‑GAAP net income (loss) per share attributable to common stockholders, basic and diluted, as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude, as applicable, certain expenses presented in the table below.
Twilio’s management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Twilio’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non‑GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similarly‑titled non‑GAAP measures used by other companies. Whenever Twilio uses a non-GAAP financial measure, a reconciliation is provided to the most closely applicable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
With respect to Twilio’s guidance as provided under “Outlook” above, Twilio has not reconciled its expectations as to non-GAAP income (loss) from operations to GAAP loss from operations or non-GAAP net income (loss) per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Operating Metrics
Twilio reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of Active Customer Accounts and Dollar-Based Net Expansion Rate.
Number of Active Customer Accounts. Twilio believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account. The number of Active Customer Accounts is rounded down to the nearest thousand.
Dollar-Based Net Expansion Rate. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio has historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when Twilio lowers usage prices on a product. As Twilio’s customers grow their businesses and extend the use of our platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, when Twilio identifies a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric. Twilio believes that measuring Dollar-Based Net Expansion Rate provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customers.
Twilio’s Dollar-Based Net Expansion Rate compares the total revenue from all Active Customer Accounts in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, Twilio first identifies the cohort of Active Customer Accounts that were Active Customer Accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period. Revenue from acquisitions does not impact the Dollar-Based Net Expansion Rate calculation until the quarter following the one-year anniversary of the applicable acquisition, unless the acquisition closing date is the first day of a quarter.
Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2022	2021
Revenue	$983,030	$740,176
Cost of revenue	520,955	375,561
Gross profit	462,075	364,615
Operating expenses:
Research and development	284,735	209,890
Sales and marketing	328,833	264,548
General and administrative	135,331	122,522
Restructuring costs	72,451	—
Impairment of long-lived assets	97,722	—
Total operating expenses	919,072	596,960
Loss from operations	(456,997)	(232,345)
Other expenses, net:
Share of losses from equity method investment	(13,376)	—
Other, net	(8,374)	(6,613)
Total other expenses, net	(21,750)	(6,613)
Loss before (provision for) benefit from income taxes	(478,747)	(238,958)
(Provision for) benefit from income taxes	(3,580)	14,849
Net loss attributable to common stockholders	$(482,327)	$(224,109)

Net loss per share attributable to common stockholders, basic and diluted	$(2.63)	$(1.26)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	183,692,564	177,231,285

1Organic revenue excludes revenue from Zipwhip and all other acquisitions closed after July 1, 2021.

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of September 30,	As of December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$632,794	$1,479,452
Short-term marketable securities	3,575,751	3,878,430
Accounts receivable, net	487,750	388,215
Prepaid expenses and other current assets	265,977	186,131
Total current assets	4,962,272	5,932,228
Property and equipment, net	263,862	255,316
Operating right-of-use assets	127,567	234,584
Equity method investment	732,490	—
Intangible assets, net	901,155	1,050,012
Goodwill	5,284,616	5,263,166
Other long-term assets	340,694	263,292
Total assets	$12,612,656	$12,998,598

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$103,234	$93,333
Accrued expenses and other current liabilities	572,876	417,503
Deferred revenue and customer deposits	135,610	140,389
Operating lease liability, current	52,453	52,325
Total current liabilities	864,173	703,550
Operating lease liability, noncurrent	176,336	211,253
Finance lease liability, noncurrent	24,842	25,132
Long-term debt, net	986,985	985,907
Other long-term liabilities	29,432	41,290
Total liabilities	2,081,768	1,967,132
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	184	180
Additional paid-in capital	13,842,301	13,169,118
Accumulated other comprehensive loss	(165,183)	(18,141)
Accumulated deficit	(3,146,414)	(2,119,691)
Total stockholders’ equity	10,530,888	11,031,466
Total liabilities and stockholders’ equity	$12,612,656	$12,998,598

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,026,723)	$(658,504)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	207,880	189,669
Non-cash reduction to the right-of-use asset	38,669	36,249
Net amortization of investment premium and discount	27,900	24,880
Impairment of long-lived assets	100,681	4,936
Stock-based compensation including restructuring	606,260	445,366
Amortization of deferred commissions	41,322	20,798
Allowance for credit losses	21,786	11,371
Value of shares of Class A common stock donated to charity	8,516	24,583
Loss on extinguishment of debt	—	28,965
Share of losses from equity method investment	13,376	—
Other adjustments	207	(6,422)
Changes in operating assets and liabilities:
Accounts receivable	(121,353)	(81,186)
Prepaid expenses and other current assets	(81,071)	(59,929)
Other long-term assets	(111,662)	(66,501)
Accounts payable	11,585	(8,665)
Accrued expenses and restructuring costs	122,408	84,730
Deferred revenue and customer deposits	(6,206)	27,004
Operating lease liabilities	(42,158)	(36,274)
Other long-term liabilities	(7,330)	(1,019)
Net cash used in operating activities	(195,913)	(19,949)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired and other related payments	(32,853)	(490,880)
Purchases of marketable securities and other investments	(1,650,759)	(3,225,799)
Proceeds from sales and maturities of marketable securities	1,065,998	1,334,444
Capitalized software development costs	(35,905)	(35,926)
Purchases of long-lived and intangible assets	(28,634)	(33,575)
Net cash used in investing activities	(682,153)	(2,451,736)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from public offerings, net of underwriters' discounts	—	1,766,400
Payments of costs related to public offerings	(35)	(464)
Proceeds from issuance of senior notes due 2029 and 2031, net of issuance costs	—	984,749
Proceeds from settlements of capped call, net of settlement costs	—	228,412
Principal payments on debt and finance leases	(9,383)	(4,852)
Value of equity awards withheld for tax liabilities	(1,080)	(6,552)
Proceeds from exercises of stock options and shares of Class A common stock issued under ESPP	43,750	71,607
Net cash provided by financing activities	33,252	3,039,300
Effect of exchange rate changes on cash, cash equivalents and restricted cash	146	(157)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(844,668)	567,458
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	1,481,831	933,885
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$637,163	$1,501,343

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended September 30,
	2022	2021
Gross profit	$462,075	$364,615
GAAP gross margin	47%	49%
Non-GAAP adjustments:
Share-based compensation	6,114	3,720
Amortization of acquired intangibles	30,729	31,558
Taxes related to stock-based compensation	215	—
Non-GAAP gross profit	$499,133	$399,893
Non-GAAP gross margin	51%	54%

GAAP research and development	$284,735	$209,890
Non-GAAP adjustments:
Share-based compensation	(90,787)	(69,242)
Amortization of acquired intangibles	(420)	(462)
Taxes related to stock-based compensation	(1,533)	(6,035)
Non-GAAP research and development	$191,995	$134,151
Non-GAAP research and development as % of revenue	20%	18%

GAAP sales and marketing	$328,833	$264,548
Non-GAAP adjustments:
Share-based compensation	(58,747)	(53,843)
Amortization of acquired intangibles	(20,500)	(23,741)
Taxes related to stock-based compensation	(2,261)	(3,721)
Non-GAAP sales and marketing	$247,325	$183,243
Non-GAAP sales and marketing as % of revenue	25%	25%

GAAP general and administrative	$135,331	$122,522
Non-GAAP adjustments:
Share-based compensation	(37,973)	(37,238)
Acquisition related expenses	(121)	(1,620)
Taxes related to stock-based compensation	(416)	(978)
Charitable contribution	(1,911)	(8,389)
Non-GAAP general and administrative	$94,910	$74,297
Non-GAAP general and administrative as % of revenue	10%	10%

GAAP restructuring costs	$72,451	$—
Total restructuring costs	(72,451)	—
Non-GAAP restructuring costs	$—	$—
Non-GAAP restructuring costs as % of revenue	—%	—%

GAAP impairment of long-lived assets	$97,722	$—
Total impairment of long-lived assets	(97,722)	—
Non-GAAP impairment of long-lived assets	$—	$—
Non-GAAP impairment of long-lived assets as % of revenue	—%	—%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended September 30,
	2022	2021
GAAP loss from operations	$(456,997)	$(232,345)
Operating margin	(46)%	(31)%
Non-GAAP adjustments:
Share-based compensation	193,621	164,043
Amortization of acquired intangibles	51,649	55,761
Acquisition related expenses	121	1,620
Taxes related to stock-based compensation	4,425	10,734
Charitable contribution	1,911	8,389
Restructuring costs	72,451	—
Impairment of long-lived assets	97,722	—
Non-GAAP operating (loss) income	$(35,097)	$8,202
Non-GAAP operating margin	(4)%	1%

GAAP net loss attributable to common stockholders	$(482,327)	$(224,109)
Non-GAAP adjustments:
Share-based compensation	193,621	164,043
Amortization of acquired intangibles	51,649	55,761
Acquisition related expenses	121	1,620
Taxes related to stock-based compensation	4,425	10,734
Accretion of debt discount and issuance costs	380	376
Income tax benefit related to acquisition	(2,329)	(15,060)
Charitable contribution	1,911	8,389
Share of losses from equity method investment	13,376	—
Restructuring costs	72,451	—
Impairment of long-lived assets	97,722	—
Non-GAAP net (loss) income attributable to common stockholders	$(49,000)	$1,754
Non-GAAP net (loss) income attributable to common stockholders as % of revenue	(5)%	—%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended September 30,
	2022	2021
GAAP net loss per share attributable to common stockholders, basic and diluted*	$(2.63)	$(1.26)
Non-GAAP adjustments:
Share-based compensation	1.05	0.89
Amortization of acquired intangibles	0.28	0.30
Acquisition related expenses	—	0.01
Taxes related to stock-based compensation	0.02	0.06
Accretion of debt discount and issuance costs	—	—
Income tax benefit related to acquisition	(0.01)	(0.08)
Charitable contribution	0.01	0.05
Share of losses from equity method investment	0.07	—
Restructuring costs	0.39	—
Impairment of long-lived assets	0.53	—
Other dilutive	—	0.04
Non-GAAP net (loss) income per share attributable to common stockholders, diluted	$(0.27)	$0.01

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic	183,692,564	177,231,285

Weighted average dilutive shares outstanding	—	7,720,226

Non-GAAP weighted-average shares used to compute non-GAAP net (loss) income per share attributable to common stockholders, diluted	183,692,564	184,951,511

* Some columns may not add due to rounding

** In 2021 represents the tax effect of the non-GAAP adjustments based on the estimated non-GAAP tax rate of 22%.

CONTACT:
Investor Contact:
Bryan Vaniman
ir@Twilio.com

or

Media Contact:
Carolyn Bos
press@Twilio.com